Exhibit 10.20



                                 SIMMONS COMPANY

                             LOS ANGELES, CALIFORNIA



                                       and



                               TEAMSTERS LOCAL 986











                        AUGUST 1, 1995 TO AUGUST 1, 1998
                                  ----              ----

                                    CONTENTS



PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
- ---------                                                         -

ARTICLE I., DESIGNATION OF BARGAINING AGENCY AND JURISDICTION     4
- ---------- ---------------------------------------------------    -

ARTICLE II., GENERAL CONDITIONS   . . . . . . . . . . . . . . .   5
- --------------------------------                                  -

ARTICLE III., DUES DEDUCTION   . . . . . . . . . . . . . . . . .  6
- ----------------------------                                      -

ARTICLE IV., UNION SHOP  . . . . . . . . . . . . . . . . . . . .  6
- -----------------------                                           -

ARTICLE V., OVERTIME   . . . . . . . . . . . . . . . . . . . . .  8
- --------------------                                              -

ARTICLE VI., NEW EQUIPMENT   . . . . . . . . . . . . . . . . . .  10
- --------------------------                                        --

ARTICLE VII., TRANSPORTATION PAY   . . . . . . . . . . . . . . .  10
- ---------------------------------                                 --

ARTICLE VIII., TRANSFER  . . . . . . . . . . . . . . . . . . . .  10
- -----------------------                                           --

ARTICLE IX., JOB BIDDING PROMOTIONS  . . . . . . . . . . . . . .  11
- -----------------------------------                               --

ARTICLE X., DISCHARGE, LAYOFF, LEAVE OF ABSENCE, SENIORITY   . .  13
- ----------------------------------------------------------        --

ARTICLE XI., TEAMSTERS PREROGATIVE   . . . . . . . . . . . . . .  16
- ----------------------------------                                --

ARTICLE XII., HOLIDAYS   . . . . . . . . . . . . . . . . . . . .  16
- ----------------------                                            --

ARTICLE XIII., VACATION  . . . . . . . . . . . . . . . . . . . .  17
- -----------------------                                           --

ARTICLE XIV., SICK LEAVE   . . . . . . .  ,  . . . . . . . . . .  19
- ------------------------                                          --

ARTICLE XV., HEALTH AND WELFARE PLAN   . . . . . . . . . . . . .  20
- --------------------------------------                            --

ARTICLE XVI., DENTAL PLAN  . . . . . . . . . . . . . . . . . . .  20
- -------------------------                                         --

ARTICLE XVII., PRESCRIPTION DRUG PLAN  . . . . . . . . . . . . .  20
- -------------------------------------                             --

ARTICLE XVIII., DEATH BENEFIT PLAN   . . . . . . . . . . . . . .  20
- ----------------------------------                                --

ARTICLE XIX., LIMITED MAINTENANCE OF BENEFITS FOR HEALTH AND
- -------------------------------------------------------------
              WELFARE, DENTAL, PRESCRIPTION & DEATH BENEFITS
              ----------------------------------------------
              PLANS  . . . . . . . . . . . . . . . . . . . . . .  20
              -----                                               --

ARTICLE XX., PENSION PLAN . . . . . . . . . . . . . . . . . . .   21
- -------------------------                                         --

ARTICLE XVI., GRIEVANCE AND ARBITRATION PROCEDURE  . . . . . . .  21
- -------------------------------------------------                 --

ARTICLE XXII., PROTECTION OF RIGHTS . . . . . . . . . . . . . . .  23
- -----------------------------------                               --

ARTICLE XXIII., STRIKES, STOPPAGES AND LOCKOUTS   . . . . . . . . 23
- ----------------------------------------------                    --

ARTICLE XXIV., MANAGEMENT RIGHTS   . . . . . . . . . . . . . . .  24
- --------------------------------                                  --

ARTICLE XXV., JURY DUTY  . . . . . . . . . . . . . . . . . . . .  25
- -----------------------                                           --

ARTICLE XXVI., JOB CLASSIFICATIONS AND WAGE RATES  . . . . . . .  25
- -------------------------------------------------                 --

ARTICLE XXVII., LONG LINE PROVISIONS   . . . . . . . . . . . . .  25
- ------------------------------------                              --

ARTICLE XXVIII., UNIFORMS  . . . . . . . . . . . . . . . . . . .  28
- -------------------------                                         --

ARTICLE XXIX., TERM OF AGREEMENT   . . . . . . . . . . . . . . .  29
- -------------------------------                                   --

ARTICLE XXX., ROTATION-DRIVERS . . . . . . . . . . . . . . . . .  29
- -------------------------------                                   --

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
- -----------                                                       --

APPENDIX "A"  . . . . . . . . . . . . . . . . . . . . . . . . . . 31
- -------------                                                     --

APPENDIX "B"  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
- -------------                                                     --

APPENDIX "C"  . . . . . . . . . . . . . . . . . . . . . . . . . . 35
- -------------                                                     --

                                 SIMMONS COMPANY

                                       AND

                               TEAMSTERS LOCAL 986

                                    PREAMBLE
                                    --------

      THIS AGREEMENT is made and entered into as of this first day of August,

1995, at Los Angeles, California by and between SIMMONS COMPANY, hereinafter referred to as the "Employer" and Miscellaneous Warehousemen, Drivers and

Helpers Union Local No. 986, affiliated with the International Brotherhood of

Teamsters, hereinafter referred to as the "Union," whose jurisdiction comprises the Los Angeles and Southern California area.



      The general purpose for this Agreement is to maintain harmony, cooperation and understanding between the Employer and the Union; to provide efficient and economical operation of the Employer's plants; to provide for the protection of the plant and property, and the rights and privileges of the Union's members.



      The Union and the Employer agree that every effort will be made to administer this Agreement in accordance with the true intent of its terms and provisions to the end of maintaining sound labor relations. The parties hereto intend by this Agreement to provide a stabilized relationship between them and to insure uninterrupted production during the life of said Agreement.



      ARTICLE I., DESIGNATION OF BARGAINING AGENCY AND JURISDICTION
      ----------

1.    The Employer recognizes the Union as the sole and exclusive bargaining agent for all Employees described in Appendix "A" of this Agreement.

      "Supervisors" as used in this contract are members of management and will not be represented by the bargaining unit.



2.    "Employees," as used in paragraph 1 above, are defined as those who regularly perform the duties in the classifications listed in Appendix

      "A".

                        ARTICLE II., GENERAL CONDITIONS
                        -----------



1.    The Employer agrees not to interfere in matters which are solely the functions of the Union, and the Union agrees not to interfere in matters which are solely the functions of the Employer.



2.    The Union agrees that it will:

      (a)  Cooperate to maintain high standards of workmanship and job performance.

      (b)  Cooperate with the Employer in maintaining efficiency and discipline and avoiding tardiness, absenteeism and loafing.

      (c)  Comply with plant rules, regulations and policies.

      (d)  Cooperate to keep at a minimum the time devoted by officers, stewards and members in handling grievances.

      (e)  Not solicit Union members, Union dues or engage in other Union activities on the Employer's property during working hours without first obtaining permission from the Employer's office.



3.    No side letters or memorandums of agreement dated prior to the date of this contract shall be binding on the Company or on the Union.



4.    Clean Restroom: The Employer and its Employees recognize their mutual obligation to maintain clean restrooms, and not to write on or otherwise deface restroom walls or fixtures.



5.    Any Employee found to be working for another Employer in the industry in addition to his regular job with the Employer signatory to this Agreement may be given his choice of either quitting the other job or being terminated.



6.    All references in this Agreement to the masculine gender shall include the feminine gender, and vice versa.

                          ARTICLE III., DUES DEDUCTION
                          ------------

1.    Upon presentation of proper authorization signed by the Employees, the

      Employer agrees to deduct from the last paycheck of each month Union dues for the next succeeding month, and further agrees immediately to submit a list of such deductions accompanied by a check to the Union not later than the fifteenth (15th) day of each current month. The Employer further agrees to abide by similar authorizations permitting deduction of initiation fees and agrees immediately to submit such initiation fees to the Union.



2.    The Union agrees to indemnify the Employer and make it whole against any claim or action arising out of the Employer's compliance with the provisions of this Article.



                             ARTICLE IV., UNION SHOP
                             ------------

1.    The Employer and the Union agree that all Employees covered by this

      Agreement shall become and remain members of the Union in good standing as a condition of employment thirty-one (31) days from the date of employment. The first forty-five (45) days shall be deemed a probationary period, and the Employer shall have the right to discharge any Employee within the forty-five (45) day period.



2.    Whenever the Employer requires additional Employees for work covered by this Agreement, the Employer may first call upon the Union to supply experienced help. In case the Union is unable to supply members acceptable to the Employer, he may employ from any source available, provided that all non-union Employees must make application and become members in good standing thirty-one (31) days from the date of employment. Nothing contained herein, however, shall be construed to mean that the Employer shall first call upon the Union for such Employees. If such Employees are found by the Union to be qualified persons for membership, the Union agrees to accept such Employees as members of the Union.

3.    Upon notice by the Union that any Employee is not in good standing the

      Employer shall have a maximum of five (5) days to replace such Employee.

      Such replacements shall be employed in accordance with the provisions of this Agreement applying to new Employees.



4.    The Union agrees to indemnify the Employer and make it whole against any claim or action arising out of the Employer's compliance with the provisions of this Article.



5.    Temp/Part-time Employees: The Company has the right to hire part-time and temporary employees based on the following:

      Part-time Employees will receive holiday pay based on their average daily pay for the month that the holiday falls in. If scheduled to work the day before and/or after the holiday, he must do so in order to receive the holiday pay. The Company will make contributions to the pension plan as provided in this agreement. The Company will not employ part-time employees on days when we do not have eight (8) hours scheduled for all employees and no employees are on layoff. This guarantee shall not apply where no work is possible because of an act of God or an emergency beyond the control of the Company. A part-time employee is one who is hired to regularly work less than the number of hours established as the regular work week in this agreement. If a full-time, permanent position becomes available, first consideration will be given to part-time employees.



      The Company can employ a temporary employee until the determination is made that the position is permanent or at the end of six (6) months,

      whichever comes first. The Company will not employ temporary employees on days when we do not have eight hours scheduled for all employees and no employees, including part-time employees, are on layoff. This guarantee shall not apply where no work is possible because of an act of God, or an emergency beyond the control of the Company. If a full-time, permanent position becomes available, first consideration will be given to part-time employees.

                              ARTICLE V., OVERTIME
                              ----------

1.    There shall be a guarantee of four (4) hours work or pay for any Employee who comes to work who has not been informed the day before not to come to work, except that where no work is possible because of an Act of God or other conditions beyond the control of the Employer, this guarantee shall not apply. The guarantee is based on the provision that no casuals are working on that day. As to Saturday, the guarantee shall be four (4) hours instead of eight (8) hours if the Employee is not absent from work during the work week at the direction of the Employer. Failure to notify an

      Employee not to report to work on a regularly scheduled work day shall be considered an order to report to work, unless the Employer attempted to contact the Employee and was unsuccessful because the Employee had not provided the Employer with his or her current telephone number or address.



2.    Employees shall receive time-and-one-half (1-1/2) of his straight-time rate for authorized hours worked:

      In excess of eight (8) hours in any one (1) day and in excess of forty

      (40) hours in any one (1) week. A shift premium of fifteen cents

      (15 cents) per hour will be paid for hours worked prior to regular starting time or after regular time.



3.    Whenever reasonably possible, the Employer will notify Employees of the need to work overtime at least one (1) hour prior to the end of their regularly scheduled shift. Overtime offered on less than one (1) hour's notice is not mandatory.



4.    All work performed on Saturday shall be paid for at one-and-one-half

      (1-1/2) times the regular straight-time hourly rate provided the Employee has worked all of the hours scheduled for him during five (5) days prior to such Saturday work. First shift Employees scheduled for Saturday work shall be notified not later than two (2) hours before the end of their shift on the preceding Friday. Employees on second shift shall be notified of Saturday work within the first hour of their shift on the preceding

      Friday.

      Overtime will be assigned by seniority within classification. However as it relates to all classifications, the GE rule shall apply. (The GE Rule means that the Employees with the most seniority can refuse overtime,

      provided that Employees with less seniority cannot refuse overtime if they are qualified to perform the work. If the Employee with the most seniority is the only one qualified, he or she cannot refuse the overtime).



5.    It is understood that the Union will negotiate schedules providing for starting times prior to 6:00 a.m., for the Employer when operations require their Employees to begin their regular work shifts prior to 6:00

      a.m.



6.    The Employer shall have the right to institute a regularly scheduled swing and/or graveyard shift. The starting time for such shifts shall be set by agreement between the Union and the Employer according to the needs of each individual Employer. A shift premium of fifteen cents (15 cents) per hour will be paid for hours worked prior to regular starting time or after regular time. Starting times will be as follows:

           10:00 a.m. Checkers and Loaders

           12:00 p.m. Checkers and Loaders

           3:00 p.m.  Checkers and Loaders

           6:00 p.m.  Checkers and Loaders

      Starting times will be based on volume and can be flexed up to three (3)

      hours before normal starting time with prior shift notice.



7.    When an Employee in a single work week works at local and long line driving for which different non-overtime rates of pay have been established, his regular rate for that week is the weighted average of such rates. That is, his total earnings are computed to include his compensation during the work week from all such rates,

      and are then divided by the total number of hours worked at all jobs.  Overtime compensation shall be computed based on such weighted average.

8.    Notwithstanding any other section of this Article V, the Employer has the right to alter work schedules so as to avoid premium pay in the event

      Employer determines that federal, state or local laws or regulations call for such altered schedules to achieve compliance. Before any such new schedules are implemented a good faith attempt shall be made by the parties to negotiate changes in the work schedules. If the parties fail to agree, the reasonableness of the schedule and pay may be grieved under

      Article XXI.



9.    Pay for light duty or work hardening program will be sixty-six and two-

      thirds percent (66-2/3%) of normal pay.



                           ARTICLE VI., NEW EQUIPMENT
                           -----------

1.    The Employer recognizes its obligation to assign new equipment of the same type used in the same classification to Employees occupying that classification on a seniority basis, provided that new equipment need not be assigned to any Employee more than once in any two (2) year period and provided further that the Employer shall be the judge of an Employee's skill and ability to operate the new equipment in a satisfactory manner.

      This clause shall not operate to allow shortline drivers to operate longline equipment or vice versa. The Employer agrees to maintain its equipment for the safety of Employees.



                        ARTICLE VII., TRANSPORTATION PAY
                        ------------

1.    The Employer shall pay or provide transportation from warehouse at which

      Employees are ordered to report to any other place of work during the day and return to starting warehouse.



                             ARTICLE VIII., TRANSFER
                             -------------

1.    Any Employee subject to this Agreement who is transferred during a day to work carrying a lower rate of pay shall not have his pay reduced to that of the lower classification.

2.    Any Employee, whether experienced or not, transferred to a higher rated classification shall receive the higher rate for all time worked on such higher rated classification, except where such transfer has been accepted without the higher rate of pay by the Union Business Representative.



                       ARTICLE IX., JOB BIDDING PROMOTIONS
                       -----------

1.    Notice of all permanent vacancies shall be posted on the bulletin board for a period of twenty-four (24) hours prior to the vacancy being filled on a permanent basis.



2.    Regular Employees desiring to bid on the posted job must insert their names in a bid box provided by the Employer during the above twenty-four (24) hours.  To be  eligible to bid, an Employee must be on the active payroll for a minimum of six (6) months. Once successful,

      an employee may not bid again for a period of six (6) months unless the parties mutually agree otherwise.



3.    The selection of the Employee to fill the vacancy shall be based on skill,

      ability, experience and seniority, subject to the grievance procedure.  No

      Employee bidding for a vacancy shall be discriminated against on the basis of race or creed.



4.    When requested by the Union, the name of the successful bidder will be posted on the bulletin board.



5.    The first thirty (30) calendar days in the new classification shall be considered a trial period and the successful bidder shall have the right to return to the position from which he bid if:

      (a)  He voluntarily requests the transfer within the first thirty (30)

           calendar days.

      (b)  The Employer removes him from the position for failure to perform the work in an acceptable manner.

      The Employer shall review the work performance of the bidding Employee after fifteen (15) calendar days. If such performance is unacceptable, the

      Employer may remove the Employee from the new position, subject to the grievance and arbitration procedure.



6.    The Employer agrees that no inexperienced person will be employed to fill a vacancy pursuant to Section 1 when it has available Employees who desire to qualify for the vacancy. Experienced persons my be hired to fill vacancies for which they are qualified providing no qualified Employee is available in the plant.



7.    Within thirty (30) days after the signing of this Agreement, the Employer shall post a seniority list on a bulletin board provided by the Employer,

      with a copy to the Union, setting forth seniority for all Employees covered by this Agreement. Provided no exception is filed by the Union within a period of thirty (30) days after the posting of such notice, the seniority of all such Employees shall be conclusively presumed to be the correct seniority rating.



8.    The classification of leadmen, and shipping and/or receiving clerks shall not be subject to job bidding, either on a temporary or permanent basis,

      regardless of whether the assignment is for the purpose of training for a permanent position unless the bidding Employee has had prior experience in that classification with the same Employer and the present ability satisfactory to the Employer to perform the work.



9.    Any dispute arising under this Article shall be subject to the grievance procedure, providing the Union shall have the burden of proving that the

      Employer's action was arbitrary and capricious.

           ARTICLE X., DISCHARGE, LAYOFF, LEAVE OF ABSENCE, SENIORITY
           ----------

1.    The Employer shall be the judge of the skill, ability, competency and qualifications of its Employees for all purposes under this

      Agreement.  Subject to the Employer's rights to determine the competency and qualifications of its Employees, layoff of regular

      Employees other than discharges, and recall of laid-off Employees to work shall be made on the basis of seniority if the senior Employee has the competency and qualifications for the job to be retained or filled,

      including actual experience therein, unless such actual experience is not required. The Employer's judgments are subject to the grievance and arbitration procedure, provided the Union shall have the burden of proving that such judgment(s) are arbitrary and capricious.



2.    Progressive disciplinary action will be administered in the following four steps:

      (a)  Corrective interview (verbal).

      (b)  First warning notice.

      (c)  Disciplinary suspension with statement that further infraction may result in termination.

      (d)  Termination.

3.    Each warning notice shall be void after fourteen (14) months from the date of the warning notice.  Serious infraction(s) which would justify any disciplinary layoff shall not be construed to constitute a warning notice.

      The Employer may discharge any regular Employee for cause, such as drinking while on duty, proven dishonesty or failure to perform his work in a satisfactory manner, possessing, using, selling or being under the influence of intoxicants or narcotics on Company premises, bringing weapons or explosives into or onto Company premises, violation of any posted Company rules involving a major infraction; however, prior to the discharging of any regular Employee, the Employer agrees to consult with the Union representative first, provided, however, that no Employee shall be discharged or discriminated against for upholding Union principles and taking part in normal Union activities.

4.    An Employee with one (1) year or more of seniority shall retain seniority for one year following his layoff. An Employee with less than one (1) year of seniority shall retain seniority for a period of six (6)

      months following his layoff.


5.    A leave of absence may be granted to an Employee for personal reasons for up to thirty (30) calendar days. A leave of absence will be granted for bona fide illness or disability resulting from an off-the-job accident for up to sixty (60) calendar days or FMLA provisions if applicable.

      Extensions may be arranged by mutual agreement between the parties.  A leave of absence may be granted for disability resulting from an accident
                       ---
      compensable under the California Workers' Compensation law for up to one

      (1) year. When an Employee is absent from work for an extended period of time due to illness or accident, the Employer may require suitable proof of such illness or accident. Suitable proof shall be a bona fide doctor's release that the Employee is released for full duty in his regular classification.



6.    Seniority shall be based on length of continuous service with the individual Company. If an Employee was not a member of Teamsters Local

      986, but was an Employee that was transferred from United Steelworkers

      Union Local 515 into Teamsters Local 986 by Simmons, the anniversary date of that Employee with the Employer shall be used for the purpose of his vacation and holidays only, and his seniority shall begin from the first day  he became a Teamster to denote his seniority with the Teamsters jurisdiction. Sick leave eligibility shall be governed by Article XV.


7.    Seniority shall control layoffs due to lack of work and recalls after such layoffs.  When there is an excess in any one classification, the least senior Employee in that classification shall be laid off from that classification. If he has greater seniority than any Employee in a lower rated classification and possesses the skill, ability and experience required in the lower-rated classification, he shall have the right to bump the least senior Employee in such lower-rated classification. The least senior Employee so bumped will be laid off.

8.    An Employee bumping into another classification shall have a reasonable period of time, not to exceed ten (10) days, to demonstrate his qualifications to perform the work required.



9.    All seniority rights shall be lost:

      (a) When an Employee quits.

      (b) When an Employee is discharged for cause.

      (c)  When an Employee fails to return to work from layoff within four (4)

           working days after the Employer's notice of recall is sent by registered or certified mail to the last known address of such

           Employee as shown in the Employer's records, unless circumstances beyond his control such as illness or comparable legitimate cause prevent him or his representative from giving notice of inability to return, or he is required to give his current Employer severance notice not to exceed five (5) consecutive working days. Each Employee must keep the Employer and Union informed of his current mailing address and telephone number.

      (d)  When an Employee is absent for two (2) consecutive working days without advising the Employer's Operations Manager or his designee,

           unless circumstances beyond his control such as illness or comparable legitimate cause prevent him or his representative from giving such notice.

      (e)  When an Employee overstays a leave of absence, unless the Employer has given prior written authorization extending the leave of absence.

      (f)  When an Employee gives a false reason for obtaining a leave of absence or engages in other unauthorized employment during such leave.

      (g)  Upon the Employee's retirement.


10.   An Employee failing to report to work for two (2) consecutive working days without notifying the Employer shall be considered as having voluntarily quit his job, unless circumstances beyond his control such as illness or comparable legitimate cause prevent him or his representative from giving such notice.

11. This entire Article is subject to the grievance and arbitration procedure.



                       ARTICLE XI., TEAMSTERS PREROGATIVE
                       -----------

1.    The parties intend to preserve the status as of the effective date of this

      Agreement of Jurisdiction over work at the Compton/L.A. plant between employees covered by this Agreement and Employees covered by any other

      Collective Bargaining Agreement.



                             ARTICLE XII., HOLIDAYS
                             ------------

1.    All work performed on Sunday shall be paid for at double the regular rate of pay.  All work performed on the holidays listed below shall be paid for at  one-and-one-half (1-1/2) times the regular rate of pay, in addition to the  eight (8) hours holiday pay.  The following are recognized as paid holidays:


                     New Year's Day

                     Martin Luther King Jr. Day

                     Presidents' Day

                     Good Friday

                     Memorial Day

                     Independence Day

                     Labor Day

                     Thanksgiving Day

                     Day after Thanksgiving

                     Christmas Eve Day*

                     Christmas Day

      *Unless Christmas falls on a Thursday in which case the Day after

      Christmas will replace Christmas Eve.



2.    When the Saturday holiday is not worked, an Employee shall be paid eight

      (8) times his straight time hourly rate for such holiday. A Saturday holiday not worked shall be considered as time worked for purposes of computing overtime pay for work in excess of forty (40) hours during the week in which the holiday occurs. When a holiday falls on Sunday, the following Monday shall be observed. Holidays falling on Saturday shall be observed, at the discretion of the operations manager, on either the preceding Friday or the following Monday.



3.    If any holiday falls within fifteen (15) calendar days of an employee's layoff, he shall be paid for a maximum of one (1) holiday, regardless of his date of recall.



4.    After thirty-one (31) calendar days of employment, an Employee shall become eligible for holiday pay provided he has worked his last scheduled day before such holiday and his first scheduled day after such holiday.

      The requirements of this Section may be excused at the Employer's sole option.


      Employees who accept holiday work assignments and then fail to report for and perform such work, without reasonable cause acceptable to the Company,

      shall not receive holiday pay.




                             ARTICLE XIII., VACATION
                             ------------

1.    Each Employee shall receive one (1) week of vacation pay after one (1)

      year of continuous service with the Employer.


      Two (2) weeks vacation pay after two (2) years of continuous service with the Employer.

      Three (3) weeks vacation pay after nine (9) years of continuous service with the Employer.

      Four (4) weeks vacation pay after fifteen (15) years of continuous service with the Employer.

      Five (5) weeks vacation pay after twenty (20) years of continuous service with the Employer.


      Eligibility for full vacation shall include a minimum of sixteen hundred and fifty (1650) hours per year actually worked.  Pro rata vacation pay shall be computed by dividing total hours worked by sixteen hundred and fifty (1650) hours, excluding any month in which the Employee works less than eighty-seven (87) hours.

2.    A week of vacation as used here is understood to be forty (40) hours times the straight-time hourly rate at time vacation is due.


3.    In case of severance of employment either voluntary or by discharge, as defined in Article X, Section 3, Employees shall be entitled to prorated vacation computed as follows:

      (a)  There shall be no credit for such vacation for any time worked during the first year of employment but, if termination occurs after one (1)

           year, then six and two-thirds (6-2/3) hours pay for each full month or major fraction thereof of time worked after the expiration of the first year period shall be paid in lieu of vacation plus any unused vacation not received on the anniversary date of an Employee's first year. If the period of employment is over nine (9) years, then pay for any unused and accrued regular annual vacation plus ten (10)

           hours pay for each full month or major fraction thereof after the anniversary date of employment shall be paid in lieu of vacation.

      (b)  If the period of employment is over fifteen (15) years, then pay for any unused and accrued regular annual vacation, plus thirteen and one-third (13-1/3rd) hours pay for each full month or major fraction thereof after the anniversary date of employment shall be paid in lieu of vacation.

      (c)  If the period of employment is over twenty (20) years, then pay for any unused and accrued regular annual vacation, plus sixteen and two-

           thirds (16-2/3) hours pay for each full month or major fraction thereof after the anniversary date of employment shall be paid in lieu of vacation.

      (d)  The major fraction of a month is eighty-seven (87) or more hours in any month to receive any credit for that month.


4.    In arranging vacations, the Employer may specify periods during which no vacations may be taken on account of rush work and vacation shall be taken, so far as possible, during slack periods. For vacation bidding purposes, the Company will post the available vacation dates during the second week of December for the following year. Vacation bidding will commence
      seven (7) days after such posting and will be bid on seniority basis. The vacation bidding will be completed by January 15.



5.    All Employees eligible for vacation has the option of taking vacation or money in lieu thereof.



6.    A paid holiday falling during the paid vacation  period shall be paid for in addition to vacation pay.



7.    Vacation pay shall be computed on the basis of one-twelfth (1/12th) of full vacation pay based on total seniority, for each month worked during the vacation year.  Layoffs up to three (3) months duration shall not affect eligibility for prorated vacation pay.



8.    Vacation pay earned by an Employee must be paid to him on his anniversary date if the Employee so requests at least five (5) days in advance of his anniversary date.



9.    In no instance shall an Employee be entitled to more than three (3)

      consecutive weeks of vacation at any given time.



                            ARTICLE XIV., SICK LEAVE
                            ------------

1.    An Employee must complete one full year of employment to his anniversary date to be eligible for sick pay. On the first anniversary date he shall be credited with six (6) days. Thereafter he shall earn one-half (1/2) day for each full month worked to November 30. Each year on November 30, an

      Employee who has worked more than one year (1) may have his unused sick leave paid off (payable on December 15), but may elect to carry over up to six (6) earned days. No sick leave shall be payable for absences on

      Mondays or Fridays.



      On December 1 of each year each Employee who has over one (1) year of seniority shall be credited with six (6) days of sick leave.

                      ARTICLE XV., HEALTH AND WELFARE PLAN
                      -----------

1.    Health and Welfare benefits for all Employees covered by this Agreement shall be as set forth in Appendix "B" attached hereto and made a part of this Agreement.



2.    Dependent Vision Care for all Employees covered by this Agreement shall be as set forth in Appendix "B" attached hereto and made a part of this

      Agreement.



                            ARTICLE XVI., DENTAL PLAN
                            ------------

1.    Dental benefits for all Employees covered by this Agreement shall be as set forth in Appendix "B" attached hereto and made a part of this

      Agreement.



                     ARTICLE XVII., PRESCRIPTION DRUG PLAN
                     -------------

1.    Prescription Drug benefits for all Employees covered by this Agreement shall be as set forth in Appendix "B" attached hereto and made a part of this Agreement.



                       ARTICLE XVIII., DEATH BENEFIT PLAN
                       --------------

1.    Death benefits for all Employees covered by this Agreement shall be as set forth in Appendix "B" attached hereto and made a part of this Agreement.



          ARTICLE XIX., LIMITED MAINTENANCE OF BENEFITS FOR HEALTH AND
          -------------

              WELFARE, DENTAL, PRESCRIPTION AND DEATH BENEFIT PLANS


1.    Company contribution will be two-hundred-fifty-five dollars ($255.00) per month effective October 1, 1995 for MOB.



      Effective October 1, 1997 Company contribution will be two-hundred-sixty-

      five dollars ($265.00) per month for MOB.



      Deductions from employee will be made weekly and will be on a pre-tax basis.

                            ARTICLE XX., PENSION PLAN
                            -----------

1.    A Pension Plan for all Employees covered by this Agreement shall be as set forth in Appendix "C" attached hereto and made a part of this Agreement.



                ARTICLE XXI., GRIEVANCE AND ARBITRATION PROCEDURE
                ------------

1.    Any regular Employee in the bargaining unit who has any alleged grievance,

      dispute or difference including discharge from employment, respecting the interpretation, intent or meaning of this Agreement shall discuss same with his department head within forty-eight (48) hours from the date of the occurrence of the event giving rise to the allegation. If he  so desires, the Employee may request the presence of the steward for this discussion. If the matter is not settled satisfactorily to the employee,

      then the matter shall be reduced to writing and presented to the

      Operations Manager or his designated representative and the Union Business

      Representative by the steward or the Employee, as the case may be, within the next two (2) working days after such discussion with the department head.



2.    If an Employee signifies he does not want the steward to intercede for him in the grievance procedure, he shall sign a waiver to that effect.



3.    In the event an agreement cannot be reached between the Union Business

      Representative, steward or the Employee, as the case may be, and the

      Operations Manager or his designated representative within seven (7)

      working days of the presentation of the written grievance to the

      Operations Manager or his designee, then a request for arbitration must be made in writing by the aggrieved party and be submitted to the other party within ten (10) working days from the date of the presentation of the written grievance to the Operations Manager or his designee.


4.    If the dispute is with respect to the discharge of an Employee, the written notice with respect thereto must be given to the Operations

      Manager or his designee within two (2) working days after the discharge, and if not adjusted between the parties, any request for arbitration must be given in writing to the Employer within seven (7)

      working days from the date of the discharge.


5.    If the parties cannot agree upon an arbitrator to whom such dispute shall be referred within five (5) working days after such request for arbitration is made, the Union and the Employer shall jointly request the

      Federal Mediation and Conciliation Service to submit a list of seven (7)

      names of qualified arbitrators. From this list, each party shall strike three (3) in alternation with the party striking the first name to be determined by lot. The remaining name will be empowered as the arbitrator.


6.    The decision of the arbitrator shall be final and binding upon each party,

      however, the arbitrator shall not have the power to add to, subtract from or in any way modify the terms of this Agreement, and shall limit his decision strictly to the interpretation of the language of this Agreement.

      In the event an arbitrator awards backpay, he shall reduce such award by all earnings received by the aggrieved party, including unemployment compensation, during the period of the award. The expense of the arbitrator shall be shared equally between the Employer and Union. Any grievance which is submitted after the time limits set forth above have expired or any step in the grievance procedure which is not carried out within the time limits also set forth above, shall be forfeited and waived by the aggrieved party. Arbitrators are restricted to contractual remedies not punitive.


7.    Time limits may be extended only by mutual agreement in writing signed by both parties.


8.    The express stated time limits in this Article shall be controlling in all circumstances. Subsequent discussion(s) between the parties concerning the issue(s) or person(s) involved in the circumstances which give rise to the grievance shall not be construed by any party, court or arbitrator as constituting a waiver of any party's right to rely on the express stated

      time limits or to rely on any provision that any matter be reduced to writing, unless the Employer expressly waives, in writing, its rights to rely on all such provisions prior to continuing any discussions for the express purpose of negotiating a settlement of the grievance. Unless otherwise specified herein, no court or arbitrator shall have any power,

      authority or jurisdiction to construe this Article, including Section 7,

      in any manner which would deprive any party of its right to insist upon full performance of the requirements contained therein.



                       ARTICLE XXII., PROTECTION OF RIGHTS
                       -------------

1.    The Union is not in favor of sympathetic strikes and will do everything in its power to prevent them.



2.    The undersigned Employer hereby agrees that no Employee shall be discharged, or discriminated against in any manner for upholding Union principles. It shall be the individual right of each Employee to determine within his own conscience whether to recognize a primary picket line which has been sanctioned by the Teamsters Joint Council and/or AFL-CIO Central

      Labor Body in the area where such picket lines exist.



                ARTICLE XXIII., STRIKES, STOPPAGES AND LOCKOUTS
                --------------

1.    Through the duration of this Agreement, there shall be no strikes,

      stoppages, slowdowns, sitdowns, picketing, boycotts, sympathy strikes or other interference or interruption of production by Employees,

      collectively or individually, or by the Union.


2.    The Employer shall not lock-out Employees for the duration of this

      Agreement.


3.    Neither the violation of any provision of this Agreement nor the commission of any act constituted an unfair labor practice, or otherwise made unlawful by any federal, state or local law or ordinance, shall excuse the Employees, the Union or the Employer from their obligation under the provisions of this Article.

4.    Employees who engage in conduct prohibited by this Article shall be subject to disciplinary action by the Employer, up to and including discharge, and only the question of the Employee's participation in the prohibited conduct is subject to the grievance and arbitration procedure.


5.    It is expressly understood, however, that this Article dealing with strikes and lockouts shall not be applicable in cases where the Employer is delinquent in payments of Health and Welfare, Dental, Prescriptions,

      Death Benefit, Pension, Dues Checkoff, in which case the Union retains the right to strike to enforce payment of such delinquencies as provided in

      Appendices "A", "B", and "C." The Union shall not take economic action pursuant to this section unless the Employer has received a written notification by registered mail or hand-delivered from the Union that economic action will be taken on or after thirty (30) calendar days from the date the letter was mailed or hand-delivered unless the delinquency is satisfied within the above time period.


                        ARTICLE XXIV., MANAGEMENT RIGHTS
                        -------------

1.    The Union recognizes that the management of the Employer's operations and the direction of the working force remain exclusively in the Employer, and this shall include, but shall not be limited to, the rights to: determine the size of the work force and the number of Employees, if any, assigned to any classification; introduce new equipment, machinery, and procedures and to modify and terminate the use of existing equipment, machinery and procedures; direct the Employees including but not limited to rights to promote, demote, layoff, recall, transfer, and classify Employees;

      discipline, suspend and discharge for just cause regular full-time

      Employees; assign work to Employees outside of their normal classification(s); formulate financial and accounting procedures;

      determine the products to be manufactured and sold, including research and development; and determine when and whether overtime shall be worked,

      provided that the exercise of the foregoing shall not conflict with any of the express provisions of this Agreement.


2.    As regards contracting out or subleasing of work, it shall be understood and agreed that this shall not be done until after good faith bargaining with the Union. If agreement fails, the Union shall have the right to terminate this Agreement as to the Employer involved.

                             ARTICLE XXV., JURY DUTY
                             ------------

1.    Any regular Employee who is called to serve on a jury and thereby is unable to perform his regularly scheduled work shall, on submission of proper evidence, be paid a sum of money equal to the difference between his straight-time hourly earnings for the actual time lost and the pay he receives as a juror, but not to exceed eight (8) hours per day or forty

      (40) hours per week for a maximum of one-hundred-twenty (120) hours per twelve (12) months per Employee if Superior Court jury duty is involved and eighty (80) hours per twelve (12) months per Employee if Municipal

      Court jury duty is required.



2.    In the event any Employee is released from jury duty one (1) hour or more prior to the end of his regularly scheduled shift; the Employee shall immediately notify the Employer by telephone and the Employer shall have the option of having the Employee return to work for the balance of the shift or of paying him the sum of money as provided above.



3.    To qualify, an Employee must give the Employer the notice to report for jury duty within two (2) working days from the date of receipt of the notice. The Employer reserves the right to request any Employee's excuse from jury duty.



                ARTICLE XXVI., JOB CLASSIFICATIONS AND WAGE RATES
                -------------

1.    Job classifications and wage rates for all Employees covered by this

      Agreement shall be as set forth in Appendix "A" attached hereto and made a part of this Agreement.


                     ARTICLE XXVII., LONG LINE PROVISIONS
                     --------------

1.    The following shall cover long line operations. The Employer shall have the right to use hourly or mileage rates as they relate to the Master

      Freight Agreement. If mileage is used, then it shall be understood and agreed that it shall be equal to but not more than the hourly rate,

      including but not limited to overtime, breakdown, impassable roads, forced layovers, etc:

                             Regular Contract Rates
                             ----------------------



                                                 8-1-92
                                              -----------

(A)   The following hourly
      rates shall be applicable               $12.865

(B)   Single Man
      operations per mile                        .299119

(C)   Sleeper Cab Operators
      Other than doubles
      per mile                                   .307916

      Doubles per mile                           .31764



Pursuant to Appendix "A", Section 5 which provides a two dollar ($2.00) per hour lesser rate for new hires hired after August 1, 1986, the following shall be the long line rates for Employees hired after August 1, 1986:


                       Rates For Those Hired After 8/1/86

                                                   8-9-91
                                                ------------

      Hourly Rates                           $11.115 $10.865

      (a) Single man Operations:                .25925

      (b) Sleep Cab:                            .268

          Doubles per mile:                     .27782



     After every one-hundred-eighty (180) days of service an Employee hired after August 1, 1986 shall have his hourly rate increased by thirty-four cents (34 cents) per hour or .0666 cents per mile, until the "regular contract rates" are reached. Effective August 1, 1990, after every one-

     hundred-eighty (180) days of service an Employee hired after August 1, 1986 shall have his hourly rate increased by thirty-four point six cents ($.346)

     per hour or .00679 cents per mile.



2.   When a long line driver has worked in excess of forty (40) hours in any calendar week, he shall be paid at the rate of time-and-one-half (1-1/2)

     for all work performed in excess of forty (40) hours.

3.   In addition to the above, the following conditions shall apply to the long line operations only:

     (a)  It is agreed that any job requiring the driver to be away from home overnight or out of the city after midnight shall be a long line haul,

          and work on the job shall be paid for at the rate hereinabove mentioned.

     (b)  When two (2) men are used in an operation, one (1) man shall be designated as the driver and shall receive not less than the classified rate for all time worked. The second man or helper, shall receive ten cents (10 cents) per hour less than the driver for all time. If for any reason it becomes necessary during a trip to designate the helper as the man responsible for the operation of the trip, he shall receive not less than the driver's rate for all time worked.


4.   When drivers and helpers are held away from their home terminal overnight or for their rest period, they shall be compensated on the following basis:

     (a)  Sixteen (16) hours after arrival the hourly rate shall be paid until the driver is put to work, but not to exceed eight (8) hours pay. The sixteen (16) hour period shall start after the hours paid for have elapsed.

     (b)  For any and all subsequent work days of twenty-four (24) hours each,

          the drivers shall receive a minimum day's pay of eight (8) hours, or be deadheaded to their home terminal or breaking point.

     (c)  When a layover falls on a Sunday or other holiday (as set forth in

          Article XII) the driver shall be paid subsistence in an amount equal to the cost of meals and lodging for such Sunday or other holiday.

     (d)  All deadheading shall be paid at the regular rate of hourly pay.

     (e)  All drivers covered herein shall be compensated from the time they are ordered to report for duty at the home terminal.

     (f)  Subsistence per night shall be paid drivers when they are away from their home terminal in an amount equal to the reasonable cost of meals and lodging. The Employer shall have the right to request any driver to verify subsistence claims with appropriate receipts acknowledging the driver's payment of reasonable expenses for meals and lodging.

          Whether expenses are unreasonable in a given case shall be determined by the Employer's past practice with the Employee, the run and any extenuating circumstances that caused the higher expenses.

     (g)  Layover at any shuttle point not located in a city or town with sleeping accommodations shall be paid for at driver's regular rate of hourly pay.

     (h)  When delays occur by reason of mechanical failure, wrecks or blockades and the driver is held at the point of delay, the driver, while required to remain with the vehicle(s) which he is driving, shall be compensated at the full hourly rate during such delay.

     (i)  When a driver on mileage is required to make deliveries in any city or town, he shall be compensated at the full hourly rate for all hours from the time he starts his first delivery in the city or town until he completes his last delivery in the city or town, excluding meal periods, layovers and any other non-working time.



                            ARTICLE XXVIII., UNIFORMS
                            ---------------

1.   The Employer agrees that if any Employee is required to wear any kind of uniform as a condition of his continued employment, such uniform shall be furnished and maintained by the Employer free of charge at the standard required by the Employer.



2.   A reasonable deposit may be required as security for the return of such uniform(s) furnished by the Employer and the Employer shall issue a receipt to the Employee for such deposit. All items furnished by the Employer shall be returned by the Employee upon the termination of his employment.



3.   As an alternative to Section 2 above, the Employer may elect to have the

     Employee sign a written authorization to the effect that the Employer may deduct from the Employee's last pay check a sum representing the equivalent value of the uniform(s), unless such Employee returns such uniform(s) in reasonable condition, with reasonable wear and tear excepted.

                        ARTICLE XXIX., TERM OF AGREEMENT
                        -------------

1.   THIS AGREEMENT shall remain in full force and effect from August 1, 1995 to

     August 1, 1998 and shall continue from year to year thereafter, unless either party wishes to change, amend or terminate by giving sixty (60) days notice prior to August 1, 1998.



                        ARTICLE XXX., ROTATION-DRIVERS
                        ------------

1.   The Company can designate eight (8) routes which must be driven once a month by at least six different drivers. With this exception, the GE rule will apply on overtime.

SIGNATURES:



IN WITNESS WHEREOF, the parties to this Agreement have hereunto set their hands and seals this 20th day of February, 1996.
               ----        --------



MISCELLANEOUS WAREHOUSEMEN,
DRIVERS AND HELPERS UNION
LOCAL 986, an affiliate of
the International Brotherhood
of Teamsters


                                                      SIMMONS COMPANY

BY /s/                                BY /s/ Ken Barton
  ---------------------------           -----------------------------
                                                            Ken Barton
                                                 Senior Vice President
                                                       Human Resources

                                  APPENDIX "A"

                       JOB CLASSIFICATIONS AND WAGE RATES
                       ----------------------------------

1.   Employees shall receive time-and-one-half (1-1/2) of his straight time rate for authorized hours worked in excess of eight (8) hours in any one (1) day and in excess of forty (40) hours in any one (1) week. A shift premium of fifteen cents ($.15) per hour will be paid for hours worked prior to regular starting time or after regular time.



2.   The following shall be the minimum hourly wage rates paid for local operations:

     CLASSIFICATIONS                      WAGES RATES HOUR EFFECTIVE
     ------------------------             --------------------------

                                           8-1-95    8-1-96    8-1-97
                                           ------    ------    ------

     Drivers-trucks                        12.81     13.01     13.21

     Tow Motor & Lift Drivers              12.535    12.685    12.835

     Lumber Fork Lift Operators            12.435    12.585    12.735

     Checkers/Loaders/Forklift Operator    12.595    12.745    12.895

     Warehouse Persons                     11.51     11.66     11.81

     Drivers Helpers                       11.51     11.66     11.81

     Shipping and/or Receiving Clerks      13.04     13.19     13.34

     Lineman                                9.50      9.65      9.80



4.   Driver-Semi is defined as a driver of three (3) axle semi trailer.


5.   Shipping Clerks who do not work more than twenty percent (20%) of the time on the same work as the persons they supervise shall not be subject to this

     Agreement.

6.   The hiring in rate for new personnel hired after August 1, 1986, shall be two dollars ($2.00) per hour less than the contract classification rate,

     but thereafter following every one-hundred-eighty (180) calendar day period they shall be increased by thirty-four cents (34 cents) per hour until the rate is reached for the classification in which they are to work. Effective

     August 1, 1990 the increase shall be thirty-four point six cents (.346) per hour until the rate is reached for the classification in which they are to work.



7.   Lead persons shall be paid ten cents (10 cents) per hour above the contract rate covering those classifications whose work such lead persons are leading.


8.   If it becomes necessary to add, change or combine classifications, Simmons

     Company will initially set rates of pay based on existing classifications.

     In the event the Company cannot reach an agreement with the Union with regard to setting rates of pay within fourteen (14) days, the matter will go to arbitration where the arbitrator will set the rate.



9.   In order for the Company to attain flexibility with respect to handling the receiving of goods or raw materials in the most cost effective manner, the

     Company reserves the right to schedule or assign receiving work for up to six (6) man hours per week to employees who are covered by the Company's collective bargaining agreement with the United International Upholsterers

     Union Local 515.



10.  Cross Utilization--The parties agree that providing the Employer with flexibility in performing the functions needed to manufacture and ship its product is in the best interest of both the Company and the Union. As a result, notwithstanding any other provision of this contract, the Company may, in its sole discretion, utilize employees represented by the Teamsters to perform work of classifications represented by the Upholstery Industries

     Division of the United Steelworkers, provided that the use of such people to perform such work does not cause the layoff of any person currently employed in such classification to which the employee is being borrowed. With respect to retirement and termination of employment, this process will not be used to reduce the number of permanent employees in the

     Teamsters bargaining unit.

                                  APPENDIX "B"

                   HEALTH and WELFARE, LIFE INSURANCE, DENTAL,

                        PRESCRIPTION and VISION BENEFITS

Effective October 1, 1995, Company contribution will be two-hundred-fifty-five dollars ($255.00) per month for the first year for the following benefits:

Health & welfare, dental, prescription, vision and death. Employee contribution will be fourteen dollars and thirteen cents ($14.13) per week for the first year.  During first and second year, employer contribution remains at two-

hundred-fifty-five dollars ($255) and during the third year, employer contribution will be two-hundred-sixty-five dollars ($265).


Section  1.  The  Company will, for the term of this Agreement, become a
- ----------

participant in a Taft Hartley Trust designated as the MULTI UNION SECURITY TRUST

FUND (MUST FUND) for the purpose of providing for the benefit of employees and their dependents, payments for all of the following: Medical and Hospital

Insurance, Life Insurance, Dental Insurance, Prescription Drug Insurance and

Vision Insurance.  The MUST Fund is comprised of a Board of Trustees on which employees and employers are equally represented.


Section 2.  The Company agrees to purchase Medical and Hospital benefits in
- ---------

Foundation Health Plan Summit 5 from the Trust Fund. The Company further agrees to purchase Life Insurance, Dental Insurance, Prescription Drug Insurance and

Vision Insurance from the MUST Fund. The cost of these programs are Medical Plan

Foundation Health Summit 5--$235.80, $10,000.00 Life Insurance--$6.25, DHS

Dental Insurance--$30.00, Prescription Drug--$23.23, and Vision is $16.25 per

month per eligible employee.


Section 3.  The parties recognize that because of circumstances beyond their
- ----------

control, premiums for such plans as are provided herein may change from time to time; and inasmuch as it is the intention of the parties that the benefits provided the employees and their dependents shall be maintained throughout the term of this Agreement, it is agreed that the amount of the monthly payment shall for the term of this Agreement be the amount as required by the Trustees of the Fund to maintain the benefits of the plans selected. Any increase that occurs on or after October 1, 1996 would be shared equally between the Company and Employee.

                                  APPENDIX "C"

                                PENSION WITH PEER
                                -----------------

    Commencing with the month of August 1, 1995, the Employer agrees to pay into the Western Conference of Teamsters Pension Trust Fund, for the account of each

Employee working under this Agreement, a monthly sum computed as follows:


     a.   One-hundred-nineteen dollars and thirty-seven cents ($119.37) per month for each Employee on the payroll during the full calendar month who has worked one-hundred-sixty (160) hours or more during such month.


     b.   For each Employee not covered under 'a' above, the payment shall be computed at the rate of: The sum of sixty-nine cents (69 cents) for each hour for which compensation is paid to him, said amounts to  be computed monthly.


The  above contribution(s) are comprised of sixty-five cents (65 cents) for base pension coverage and four cents (4 cents) for the purpose of providing the

PROGRAM FOR ENHANCED EARLY RETIREMENT (PEER), for the Bargaining Unit Employees.

The contributions required to provide the Program for Enhanced Early Retirement will not be taken into consideration for benefit accrual purposes under the

Plan. The additional contribution for the PEER must be at all times 6.5% of the basic contribution, and cannot be decreased or discontinued at any time.

Time paid for but not worked, such as holidays and vacation time, shall be considered as time worked for the purpose of this paragraph.

The total amount due for each calendar month shall be remitted in a lump sum not later than ten (1O) days after the last business day of such month. The

Employer agrees to abide by such rules as may be established by the Trustees of said Trust Fund to facilitate the determination of the hours for which contributions are due, the prompt and orderly collection of such amounts, and the accurate reporting and recording of such hours and such amounts paid on account of each member of the bargaining unit.  Failure to make all payments herein provided for, within the time specified, shall be a breach of this

Agreement.


All part-time employees will have pension contributions made by the Employer in accordance with the Western Conference of Teamsters Trust Agreement.